Exhibit 99.1

VASCO Reports Results for Third Quarter and First Nine Months of 2014

Revenue from continuing operations for the third quarter of 2014 was $52.6 million, an increase of 34% compared to the third quarter of 2013; Operating income from continuing operations for the third quarter of 2014 was $13.8 million, an increase of 175% compared to the third quarter of 2013. Full-year 2014 guidance increased for revenue and operating margin. Financial results for the period ended September 30, 2014 to be discussed on conference call today at 10:00 a.m. ET.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, October 28, 2014 - VASCO Data Security International, Inc. (NASDAQ: VDSI), today reported financial results for the third quarter and nine months ended September 30, 2014.

Revenue from continuing operations for the third quarter of 2014 increased 34% to $52.6 million from $39.2 million in the third quarter of 2013, and for the first nine months of 2014, increased 24% to $139.1 million from $111.8 million for the first nine months of 2013.

Net income from continuing operations for the third quarter of 2014 was $11.2 million, or $0.28 per diluted share, an increase of $7.8 million, or 233%, from $3.4 million, or $0.08 per diluted share, for the third quarter of 2013. Net income from continuing operations for the first nine months of 2014 was $21.6 million, or $0.55 per diluted share, an increase of $14.0 million, or 184%, from $7.6 million, or $0.19 per diluted share, for the comparable period in 2013.

Net income, which includes the impact of our discontinued operations, for the third quarter of 2014 was $11.2 million, or $0.28 per diluted share, an increase of $7.8 million, or 236%, from $3.3 million, or $0.08 per diluted share, for the third quarter of 2013. Net income for the first nine months of 2014 was $21.6 million, or $0.55 per diluted share, an increase of $13.6 million, or 172%, from $7.9 million, or $0.20 per diluted share, for the comparable period in 2013.

Other Financial Highlights:

•	Gross profit from continuing operations was $35.6 million and $92.4 million for the third quarter and first nine months of 2014, respectively, and was 68% of revenue for the third quarter and 66% for the first nine months of 2014. Gross profit was $25.1 million and $72.0 million for the third quarter and the first nine months of 2013, respectively, and was 64% of revenue for both the third quarter and first nine months of 2013.

•	Operating expenses from continuing operations for the third quarter and first nine months of 2014 were $21.8 million and $67.0 million, respectively, an increase of 9% from $20.0 million reported for the third quarter of 2013 and an increase of 7% from $62.4 million reported for the first nine months of 2013.

•	Operating income from continuing operations for the third quarter and first nine months of 2014 was $13.8 million and $25.4 million, respectively, an increase of $8.8 million, or 175%, from $5.0 million reported for the third quarter of 2013 and an increase of $15.7 million, or 162%, from $9.7 million reported for the first nine months of 2013. Operating income from continuing operations, as a percentage of revenue, for the third quarter and first nine months of 2014 was 26% and 18%, respectively, compared to 13% and 9% for the comparable periods in 2013.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $14.4 million and $29.8 million for the third quarter and first nine months of 2014, respectively, an increase of 129% from $6.3 million reported for the third quarter of 2013 and an increase of 124% from $13.3 million reported for the first nine months of 2013.

•	Net cash balances at September 30, 2014 totaled $125.9 million compared to $123.3 million and $98.6 million at June 30, 2014 and December 31, 2013, respectively.

Operational and Other Highlights:

•	Rabobank introduced the Rabo Scanner, a VASCO DIGIPASS® authenticator featuring CrontoSign technology that uses visual transaction signing to increase user-friendliness while providing the highest level of online banking transaction security.

•	VASCO launched DIGIPASS 310 with electronic signing for secure banking. The DIGIPASS 310 features dual-line display, navigation buttons, and a longer battery life. The DIGIPASS 310 comes in a slim design that fits inside of a wallet.

Guidance for full-year 2014:

VASCO is increasing its guidance for revenue and operating margins for the full-year 2014 as follows:

•	Revenue from our traditional business, which excludes our new service product offerings (DIGIPASS as a Service and MYDIGIPASS.COM), is expected to be $190 million or more, an increase from the range communicated previously of $175 million to $180 million, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, is projected to be in the range of 17% to 20%, an increase from the range communicated previously of 13% to 15%.

“We are very pleased with our results for the third quarter and first nine months of 2014,” stated T. Kendall Hunt, Chairman & CEO. “Revenues for the third quarter were the highest of any quarter in our history and reflected strong growth from both our Banking and Enterprise and Application Security markets. We believe that the growth in revenues in both markets is attributable to an increase in the demand resulting from an increasing level of sophisticated hacking attempts that are broadly publicized and our continued focus on providing innovative products. These same factors were important contributors to our strong intake of new orders in Q3. In Q3, we also had the strongest intake of new orders of any quarter in our history, replacing the first quarter of this year, which had been the best quarter in our history previously.”

“The results for the third quarter reflected a 37% increase in revenues from the Banking market and a 23% increase in revenues from the Enterprise and Application Security market,” stated Jan Valcke, VASCO’s President and COO. “The growth in the Banking market reflected strong demand from both existing and new customers. In Q3, we also saw strong demand for our relatively new products that increase the level of security along with user convenience, such as our products that use the CrontoSign technology, and products that support new applications, especially mobile applications. The growth in the Enterprise and Application Security market is being driven in large part by growth in our maintenance revenues, which shows us that our strategy of focusing on software with related maintenance is working well.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, October 28, 2014, at 10:00 a.m. ET - 15:00h CET. During the conference call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s results for the third quarter and nine months ended September 30, 2014.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: 1 800 732 5617

International: +1 212 231 2903

And mention VASCO to be connected to the conference call.

The conference call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the conference call in order to download and install any necessary software. The recorded version of the conference call will be available on the VASCO website 24 hours a day for approximately 60 days after the call.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net revenue	$52,633	$39,156	$139,111	$111,782
Cost of goods sold	17,038	14,102	46,699	39,757

Gross profit	35,595	25,054	92,412	72,025
Operating costs:
Sales and marketing	10,729	9,375	32,410	29,476
Research and development	4,441	5,065	14,784	15,257
General and administrative	5,440	4,469	16,447	15,414
Amortization of purchased intangible assets	1,143	1,114	3,392	2,207

Total operating costs	21,753	20,023	67,033	62,354

Operating income	13,842	5,031	25,379	9,671
Interest income, net	35	48	70	130
Other income (expense), net	(986)	(304)	(300)	109

Income from continuing operations before income taxes	12,891	4,775	25,149	9,910
Provision for income taxes	1,682	1,406	3,521	2,279

Net income - continuing operations	$11,209	$3,369	$21,628	$7,631
Income (loss) from discontinued operations	(46)	(47)	(68)	286

Net income	$11,163	$3,322	$21,560	$7,917

Basic income (loss) per share:
Continuing operations	$0.28	$0.09	$0.55	$0.19
Discontinued operations	(0.00)	(0.00)	(0.00)	0.01

Total net income per share	$0.28	$0.09	$0.55	$0.20

Diluted income (loss) per share:
Continuing operations	$0.28	$0.08	$0.55	$0.19
Discontinued operations	(0.00)	(0.00)	(0.00)	0.01

Total net income per share	$0.28	$0.08	$0.55	$0.20

Weighted average common shares outstanding:
Basic	39,358	38,910	39,330	38,836

Diluted	39,541	39,226	39,467	39,172

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$125,910	$98,607
Accounts receivable, net of allowance for doubtful accounts	27,368	28,528
Inventories	31,430	25,653
Prepaid expenses	2,248	2,719
Foreign sales tax receivable	339	543
Deferred income taxes	1,845	1,634
Assets of discontinued operations	1,765	1,910
Other current assets	1,579	2,051

Total current assets	192,484	161,645
Property and equipment, net	2,977	3,145
Goodwill, net of accumulated amortization	23,195	23,532
Intangible assets, net of accumulated amortization	13,997	16,733
Other assets, net of accumulated amortization	7,661	6,822

Total assets	$240,314	$211,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,786	$6,378
Deferred revenue	18,090	15,703
Accrued wages and payroll taxes	8,888	7,067
Income taxes payable	3,032	4,087
Liabilities of discontinued operations	49	30
Other accrued expenses	5,467	3,841

Total current liabilities	44,312	37,106
Deferred compensation	526	115
Deferred tax liability	261	321
Other long-term liabilities	51	57

Total liabilities	45,150	37,599

Stockholders’ equity
Common stock	40	40
Additional paid-in capital	81,892	79,871
Accumulated income	113,961	92,401
Accumulated other comprehensive income	(729)	1,966

Total stockholders’ equity	195,164	174,278

Total liabilities and stockholders’ equity	$240,314	$211,877

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using EBITDA, Adjusted Net Income and Adjusted Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results.

These non-GAAP measures are not measures of performance under GAAP and should not be considered as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings from continuing operations Before Interest, Taxes, Depreciation and

Amortization (EBITDA) to net income from continuing operations (in thousands):

	Three months		Nine months
	ended September 30,		ended September 30,
	2014	2013	2014	2013
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA - continuing operations	$14,362	$6,263	$29,754	$13,267
Interest income, net	35	48	70	130
Provision for income taxes	(1,682)	(1,406)	(3,521)	(2,279)
Depreciation and amortization	(1,506)	(1,536)	(4,675)	(3,487)

Net income - continuing operations	$11,209	$3,369	$21,628	$7,631

Adjusted Net Income & Adjusted Diluted EPS

We define Adjusted Net Income and Adjusted Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that though they are recurring, can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other Companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event.

Reconciliation of Adusted Net Income from Continuing Operations to Net Income from Continuing Operations

	Three months		Nine months
	ended September 30,		ended September 30,
	2014	2013	2014	2013
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Net Income - continuing operations	$12,908	$4,743	$26,270	$10,966
Long-term Incentive Compensation Expense	(981)	(604)	(2,410)	(1,962)
Amortization of Purchased Intangible Assets	(1,143)	(1,114)	(3,392)	(2,207)
Tax impact of Adjustments*	425	344	1,160	834

Net income - continuing operations	$11,209	$3,369	$21,628	$7,631

Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations

	Three months		Nine months
	ended September 30,		ended September 30,
	2014	2013	2014	2013
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Diluted EPS - continuing operations	$0.32	$0.12	$0.67	$0.28
Long-term Incentive Compensation Expense	(0.02)	(0.02)	(0.06)	(0.05)
Amortization of Purchased Intangible Assets	(0.03)	(0.03)	(0.09)	(0.06)
Tax impact of Adjustments*	0.01	0.01	0.03	0.02

Diluted EPS - continuing operations	$0.28	$0.08	$0.55	$0.19

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as a global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors that have been described in our Annual Report on Form 10-K for the year ended December 31, 2013 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com